Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2013

SILVER SPRING, MD - August 5, 2013 – RLJ Entertainment Inc., (“RLJ Entertainment” or “the Company”) (NASDAQ: RLJE), today reported results for the second quarter ended June 30, 2013. Full detail of the financial results as well as Management Discussion and Analysis, or MD&A, can be found in the Company’s Form 10-Q filed with the SEC.

RLJ Entertainment is a leading creator, owner and distributor of media content across digital, broadcast and physical platforms.  The company leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences. RLJ Entertainment was formed in October 2012 through the business combination of RLJ Acquisition, Inc., Image Entertainment, Inc. and Acorn Media Group, Inc.

RLJ Entertainment is focused on driving growth through the development of interest-based entertainment services for targeted audiences in niche genres including British drama and mystery, urban, action/thriller, fitness and faith, by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “We continue to make solid progress integrating the Acorn and Image businesses and I am pleased with management’s hard work to date to refine the growth strategy and its content investment approach.  The team is highly focused on positioning RLJ Entertainment for growth over the long-term, which includes investing in a targeted portfolio of content offerings and  leveraging a strong set of traditional and digital distribution channels, particularly in the US and UK. To support these efforts, Miguel Penella and I have made several key appointments over the last few months, including Drew Wilson, our CFO, and Nina Henderson Moore, President of our Urban Digital Channel, ‘OnCue’.  I firmly believe we now have the right executive team in place to build an exciting content company that satisfies increasing consumer demand for unique, quality content across multiple platforms.”

GAAP Financial Results

The financial results for the three and six months ended June 30, 2013 reflect the operating activities of RLJ Entertainment and its subsidiaries (referred to as the “successor” period).  The results for the three and six months ended June 30, 2012 reflect the operations of only the Acorn Media and its subsidiaries businesses (referred to as the “predecessor” period).  The comparative discussion below for these periods is based on Generally Accepted Accounting Principles (or GAAP) and the results for the 2012 predecessor periods are not indicative of, or comparable to, results for the 2013 successor periods.

The Company has included in this release an extensive discussion and presentation of pro forma information in order to assist investors’ understanding of the company’s ability to generate cash and grow and meet its financial commitments.  The Company will not necessarily present this same level of disclosure on an ongoing basis.

GAAP Financial Results

Based on the consolidated financial statements as presented in the Company’s Form 10-Q for the three months ended June 30, 2013, net revenue increased $17.0 million to $34.3 million. Net revenue for the six months ended June 30, 2013 increased $37.7 million to $74.6 million.

Net loss for the three months ended June 30, 2013 totaled $16.9 million, compared to net loss of $554,000 in three months ended June 30, 2012. For the six months ended June 30, 2013 net loss totaled $20.5 million, compared to net income of $288,000 in the six months ended June 30, 2012.

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented:

“Our results during the second quarter reflect the continued successful execution of our business strategy and the progress we have made bringing together Acorn and Image.  We remain highly focused on identifying synergies derived from the merger of the two companies, securing additional cost savings, refining and strengthening our content investment strategy through capital reallocation, and improving our balance sheet. While these efforts have impacted our financial results in the quarter, we are confident that the steps we are taking will solidify further growth opportunities, clarify the RLJ Entertainment investment thesis, and enable us to achieve our long-term financial targets.”

Proforma Financial Results

The Company is presenting financial information for the three and six month’s ended June 30, 2013 and pro forma financial information for three and six months ended June 30, 2012 due to the closing of the business combination among RLJ Entertainment, Image Entertainment and Acorn Media on October 3, 2012. Unaudited pro forma financial information reflects the operating results of RLJ Entertainment as if Image Entertainment and Acorn Media were acquired as of the periods indicated. These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such dates or periods, or of RLJ Entertainment’s future operating results.

For the three months ended June 30, 2013, RLJ Entertainment net revenue declined $6.3 million to $34.3 million compared to pro forma net revenue of $40.6 million in the three months ended June 30, 2012.  The decline in net revenue is primarily attributable to the timing of certain title releases between quarters and a significant one-time transaction related to management’s planned execution of synergies to consolidate fulfillment partners.  Management believes that the consolidation will position the Company for future costs savings by combining, at scale, all of its operations under a single distribution and fulfillment partner. In addition, Image gross sales increased by 4.0% but were offset by increased price rebate and return reserves for the three months ended June 30, 2013 compared to the three months ended 2012.  Image’s 2012 revenues included a significant reduction in rebates and sales returns reserves that did not repeat in the three months ended June 30, 2013.

For the six months ended June 30, 2013, RLJ Entertainment net revenue declined $7.4 million to $74.6 million compared to pro forma net revenue of $82.0 million for the six months ended June 30, 2012. Results were primarily attributable to the timing of certain title releases between quarters and a significant one-time transaction related to the planned execution of synergies to consolidate fulfillment partners in the second quarter of 2013, as explained above.  Acorn revenue increased 12% in the six months ended June 30, 2013 versus the prior year primarily due to the release of “Foyle’s War 8” offset by the Image revenue decline resulting from the timing of three high-profile titles in 2012, “The Double,” “All Things Fall Apart” and “Beneath the Darkness” that performed at or above expectations compared to two high-profile titles, “The Numbers Station” and “Day of the Falcon in 2013.”

Adjusted EBITDA decreased $12.1 million for the three months ended June 30, 2013, compared to the same period in 2012.  The decline in Adjusted EBITDA was primarily attributable to significant charges the company recorded in COGS and SG&A related to (a) finished goods inventory impairment charge ($3.2 million) from the early termination of a content output agreement, (b) finished goods inventory write-down ($1.5 million) associated with the Madacy line and other obsolete hard goods inventory and (c) the recording of minor asserted legal claims of $0.5 million.  Additionally, the decrease in Adjusted EBITDA was partly driven by (i) the decline in revenue for the quarter versus prior year resulting from the timing of key title releases ($4 million) and (ii) the impact of a single wholesale return transaction in the quarter resulting from management’s consolidation of a fulfillment partner. The sales return had a $1.1 million in Adjusted EBITDA negative impact.  We expect the returned inventory to be resold at normal pricing in upcoming quarters.

Adjusted EBITDA decreased $13.6 million for the six months ended June 30, 2013, as compared to the prior year. The decline in Adjusted EBITDA for the six months ended June 30, 2013 primarily relates to items discussed above in the three months ended June 30, 2013 Adjusted EBITDA variance along with the impact of increased foreign currency loss of $1.4 million during the six months ended June 30, 2013.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,300 exclusive titles.  RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (stand-up comedy, feature films), One Village (urban), Acacia (fitness), Slingshot (faith), Athena (educational), Criterion (art films) and Madacy (gift sets).  These titles are distributed in multiple formats including DVD, Blu-Ray, digital download, digital streaming, broadcast television (including satellite and cable), theatrical and non-theatrical.

Via its relationship with Agatha Christie Limited, a company that RLJE owns 64% of, RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot.  And through its direct-to-consumer business, RLJE has direct contacts and billing relationships with millions of consumers.

RLJE leverages its management experience to acquire, distribute, and monetize existing and original content for its many distribution channels, including its nascent branded digital subscription channels, and engages distinct audiences with programming that appeals directly to their unique viewing interests.  RLJE has proprietary e-commerce web sites for the Acorn and Acacia brands, and owns the recently launched Acorn TV digital subscription service.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, EBITDA, performance, strategies, prospects and other aspects of the business of RLJ Entertainment is based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) RLJ Entertainment’s ability to integrate the businesses of Image Entertainment, Inc. and Acorn Media Group, Inc.; (2) the inability of RLJ Entertainment to fully realize the anticipated benefits of the business combination with Image Entertainment, Inc. and Acorn Media Group, Inc. or such benefits taking longer to realize than expected; (3) the ability of RLJ Entertainment’s officers and directors to generate a number of potential investment opportunities; (4) RLJ Entertainment’s ability to maintain relationships with customers, employees, suppliers and lessors; (5) the loss of key personnel; (6) delays in the release of new titles or other content; (7) the effects of disruptions in RLJ Entertainment’s supply chain; (8) the limited liquidity and trading of RLJ Entertainment’s public securities; (9) RLJ Entertainment’s financial performance, including the ability of RLJ Entertainment to achieve revenue growth and EBITDA margins or realize synergies; (10) the possibility that RLJ Entertainment  may be adversely affected by other economic, business, and/or competitive factors; (11) the need for additional capital and the availability of financing; (12) technological changes; (13) pricing and availability of products and services; (14) demand for RLJ Entertainment’s products and services; (15) the ability to leverage and monetize content; and (16) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ Entertainment.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com

Traci Otey Blunt, 240-744-7858
The RLJ Companies
press@rljcompanies.com
# # #

RLJ ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
June 30, 2013 and December 31, 2012

ASSETS	Successor
(In thousands, except share data)	June 30, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$3,693	$4,739
Accounts receivable, net	19,395	20,484
Inventories, net	15,165	23,029
Investment in content, net	26,507	30,981
Prepaid expenses and other assets	1,759	1,938
Total current assets	66,519	81,171
Noncurrent portion of accounts receivable	3,361	4,127
Noncurrent portion of investment in content	55,112	58,816
Property, equipment and improvements, net	1,448	1,800
Equity investment in ACL	21,470	25,449
Other intangible assets	21,334	23,883
Goodwill	47,382	47,382
Total assets	$216,626	$242,628
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$28,151	$30,590
Accrued royalties and distribution fees	34,091	32,658
Deferred revenue	3,787	4,339
Current portion of long term debt	11,449	4,000
Total current liabilities	77,478	71,587
Long-term portion of debt, less debt discount	68,158	78,323
Deferred tax liability	350	350
Stock warrant liability	3,522	4,324
Total liabilities	149,508	154,584
Stockholders' equity:
Common stock, $0.001 par value, 250 million shares authorized, 13,430,177 and 13,377,546 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	13	13
Additional paid-in capital	86,284	86,133
Retained earnings (deficit)	(18,759)	1,743
Accumulated other comprehensive gain (loss)	(420)	155
Net stockholders' equity	67,118	88,044
Total liabilities and stockholders’ equity	$216,626	$242,628

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three and Six Months Ended June 30, 2013 and 2012

	Successor		Predecessor
(In thousands, except per share data)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012

Revenue	$34,286	$74,592	$17,294	$36,879
Cost of sales	36,144	63,880	9,419	19,484
Gross profit (loss)	(1,858)	10,712	7,875	17,395

Selling expenses	5,602	11,649	3,112	6,675
General and administrative expenses	6,592	12,267	4,805	9,652
Depreciation and amortization	1,494	2,920	130	261
Total selling, general and administrative expenses	13,688	26,836	8,047	16,588
INCOME (LOSS) FROM OPERATIONS	(15,546)	(16,124)	(172)	807

Equity earnings of affiliates	911	1,560	497	521
Interest expense, net	(1,882)	(4,008)	(420)	(577)
Other income (expense)	158	(919)	(566)	(383)
Total other income (expense)	(813)	(3,367)	(489)	(439)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(16,359)	(19,491)	(661)	368
Provision (benefit) for income taxes	585	1,011	(107)	80
NET INCOME (LOSS)	(16,944)	(20,502)	(554)	288
Less net income (loss) attributable to noncontrolling interests	—	—	(35)	56
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(16,944)	$(20,502)	$(519)	$232
Net income (loss) per common share:

Unrestricted common stock:
Basic	$(1.27)	$(1.53)	$(0.51)	$0.23
Diluted	$(1.27)	$(1.53)	$(0.51)	$0.23
Restricted common stock:
Basic	$(1.27)	$(1.53)	$—	$—
Diluted	$(1.27)	$(1.53)	$—	$—

Unrestricted weighted average shares outstanding:
Basic	13,340	13,340	1,023	1,023
Diluted	13,340	13,340	1,023	1,031
Restricted weighted average shares outstanding:
Basic and diluted	49	43	—	—

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)

For the Three and Six Months Ended June 30, 2013 and 2012

	Successor		Predecessor
(In thousands)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012

NET INCOME (LOSS):
Net income (loss)	$(16,944)	$(20,502)	$(554)	$288
Other comprehensive income (loss):
Foreign currency translation gain (loss)	106	(575)	(57)	144
Total comprehensive income (loss)	(16,838)	(21,077)	(611)	432
Less: comprehensive income (loss) attributable to noncontrolling interests:
Share of net income (loss)	—	—	(35)	56
Share of foreign currency translation loss	—	—	(3)	(5)
Comprehensive income (loss) attributable to noncontrolling interest	—	—	(38)	51
Comprehensive income (loss) attributable to common shareholders	$(16,838)	$(21,077)	$(573)	$381

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EQUITY
(unaudited)

For the Six Months Ended June 30, 2013 (Successor)

	Common Stock
(In thousands)	Shares	Par Value	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Non-controlling Interests	Total Stockholders’ Equity
Balance at January 1, 2013	13,378	$13	$86,133	$—	$1,743	$155	$—	$—	$88,044
Issuance of restricted common stock for services	52	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	151	—	—	—	—	—	151
Foreign Currency Translation	—	—	—	—	—	(575)	—	—	(575)
Net loss	—	—	—	—	(20,502)	—	—	—	(20,502)
Balance at June 30, 2013	13,430	$13	$86,284	$—	$(18,759)	$(420)	$—	$—	$67,118

For the Six Months Ended June 30, 2012 (Predecessor)

	Common Stock
(In thousands)	Shares	Par Value	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Non-controlling Interests	Total Stockholders’ Equity
Balance at January 1, 2012	1,023	$10	$4,451	$(684)	$26,295	$(421)	$(583)	$759	$29,827
Stock-based compensation	—	—	231	—	—	—	—	—	231
Net income	—	—	—	—	232	—	—	56	288
Foreign Currency Translation	—	—	—	—	—	149	—	(5)	144
Stockholders’ Distributions	—	—	—	—	(3,737)	—	—	(265)	(4,002)
Balance at June 30, 2012	1,023	$10	$4,682	$(684)	$22,790	$(272)	$(583)	$545	$26,488

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

For the Six Months Ended June 30, 2013 and 2012

	Successor	Predecessor
(In thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,502)	$288
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity earnings in affiliates	(1,560)	(521)
Amortization of content, including impairments	36,588	8,149
Depreciation and amortization	370	221
Amortization of intangible assets	2,550	40
Foreign currency exchange loss	1,774	376
Fair value of stock warrant liability	(802)	—
Noncash interest expense	584	—
Stock-based compensation expense	151	231
Changes in assets and liabilities associated with operating activities:
Accounts receivable, net	1,669	4,365
Inventories, net	7,793	592
Investment in content, net	(27,930)	(8,802)
Prepaid expenses and other assets	183	(626)
Accounts payable and accrued liabilities	(1,946)	(4,828)
Deferred revenue	(552)	—
Net cash used in operating activities	(1,630)	(515)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(28)	(402)
Acquisition of ACL	—	(21,871)
Dividends received from ACL	4,005	1,105
Net cash provided by (used in) investing activities	$3,977	$(21,168)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	$10,398	$5,901
Repayments of borrowings under revolving credit facility	(3,000)	—
Proceeds from debt	191	20,700
Repayment of debt	(10,452)	(1,334)
Distributions to stockholders	—	(4,002)
Net cash provided by (used in) financing activities	(2,863)	21,265
Effect of exchange rate changes on cash	(530)	(219)
NET DECREASE IN CASH:	(1,046)	(637)
Cash at beginning of period	4,739	1,625
Cash at end of period	$3,693	$988
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$2,608	$462
Income taxes	$253	$546

RLJ ENTERTAINMENT, INC.

Unaudited pro forma financial information reflects the operating results of RLJE as if Image and Acorn Media were acquired as of the periods indicated. These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such dates or periods, or of our future operating results.

Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material noncash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of noncash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. The Company uses this measure to assess operating results and performance of its business, perform analytical comparisons, identify strategies to improve performance and allocate resources to its business segments. While management considers Adjusted EBITDA to be important measures of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

The following unaudited pro forma financial information for the three and six months ended June 30, 2013 and 2012 reflects the operating results of RLJE as if Image and Acorn Media were acquired as of January 1, 2012.  The unaudited pro forma financial information does not include adjustments for Business Combination transaction costs and severance incurred and other one-time expenses, nor does it include adjustments for synergies.  These combined results are not necessarily indicative of the results that may have been achieved had the companies been combined as of such historical dates or periods, or of RLJE’s future operating results

PROFORMA INCOME STATEMENT
(unaudited)

For the Three and Six Months Ended June 30, 2013 and 2012

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013 Actual	2012 Proforma (1)	2013 Actual	2012 Proforma (1)
Revenues	$34,286	$40,563	$74,592	$82,009
Costs of sales	36,144	29,341	63,880	58,199
Gross profit	(1,858)	11,222	10,712	23,810
Selling, general and administrative expenses	13,688	13,895	26,836	29,759
Income (loss) from operations	(15,546)	(2,673)	(16,124)	(5,949)
Equity earnings of affiliates	911	496	1,560	1,024
Interest expense, net	(1,882)	(1,938)	(4,008)	(3,876)
Other income (expense)	158	(751)	(919)	1,775
Provision (benefit) for income taxes	585	30	1,011	77
Net income (loss)	$(16,944)	$(4,836)	$(20,502)	$(6,949)

Adjusted EBITDA	$(6,274)	$5,801	$(2,538)	$11,050

*Notes to the Proforma Income Statement Table:
(1)  An adjustment for interest expense has been made to the prior year three and six month ended June 30, 2012 as if the existing debt was in place throughout the period.

The following table includes the reconciliation of our consolidated Adjusted EBITDA to consolidated GAAP net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013 Actual	2012 Proforma	2013 Actual	2012 Proforma
Net income (loss)	$(16,944)	$(4,836)	$(20,502)	$(6,949)

Amortization of content	19,319	18,382	36,588	33,995
Cash investment in content	(13,468)	(13,588)	(27,930)	(28,407)
Depreciation and amortization	1,494	1,422	2,920	2,833
Interest expense	1,882	1,938	4,008	3.876
Provision (benefit) for income tax	585	(30)	1,011	(77)
Transactions costs and severance	1,379	2,058	2,018	4,885
Warrant liability	(598)	—	(802)	—
Stock-based compensation	77	455	151	894
Adjusted EBITDA	$(6,274)	$5,801	$(2,538)	$11,050

The above Adjusted EBITDA presentation differs from the Adjusted EBITDA presentation for the period ended March 31, 2013 and 2012.  The amounts excluded from the current presentation of Adjusted EBITDA are ACL EBITDA, foreign currency exchange gain (loss) and other income related to Madacy.